UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2006

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Attached as Exhibits 10.1 and 10.2 to this Form 8-K of R&G Financial Corporation (the “Company”) are an employment agreement, dated April 10, 2006 and effective as of May 18, 2006, between Mr. Norberto Medina and the Company, and a change of control bonus agreement, dated May 18, 2006, between Mr. Medina and R-G Premier Bank of Puerto Rico. Attached as Exhibits 10.3 and 10.4 to this Form 8-K are certain related agreements involving Mr. Medina’s former law firm, which has represented and expects to continue to represent the Company, Mr. Victor J. Galán, the Chief Executive Officer and Chairman of the Board of Directors of the Company, and their respective affiliates. Under the terms of the Purchase Agreement, dated as of October 26, 2006, Mr. Medina will be compensated for the sale of his interest in his former law firm through installment payments, the amounts of which may be reduced based upon that firm’s billing of fees over the next five years for certain client accounts, including those of the Company, Mr. Galán and their respective affiliates. The Service Agreement, dated as of October 26, 2006, requires the Chief Financial Officer of the Company or, in his absence, the Company’s Chief Administrative Officer, to approve or ratify assignments and payment of invoices to Quilichini & Oliver (except those related to the deeds of cancellation of mortgages) and requires the Chief Financial Officer to submit quarterly reports regarding such assignments to the Audit Committee of the Board of Directors of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment agreement, dated as of April 10, 2006, between R&G Financial Corporation and Norberto Medina

10.2	Change of Control Bonus Agreement, dated as of May 18, 2006, between R-G Premier Bank of Puerto Rico and Norberto Medina

10.3	English Translation of Agreement of Purchase and Sale, dated as of October 26, 2006, between Norberto Medina Zurinaga and Gilberto Oliver Vázquez

10.4	Service Agreement, dated as of October 26, 2006, between R&G Financial , Corporation and Quilichini & Oliver

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: October 26, 2006	By:	/s/ Victor J. Galán
Victor J. Galán Chief Executive Officer

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